Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Fennec Pharmaceuticals Inc. (the “Company”) of our report dated March 29, 2023, relating to our audits of the Company’s consolidated financial statements as of December 31, 2022 and 2021, and for each of the years ended December 31, 2022 and 2021, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California
November 9, 2023